EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors,

We consent to the incorporation by reference in the registration statements No. 333-281720, No. 333-268265, No. 333-261182, No. 333-259857, No. 333-257142 and No. 333-217160 on Form S-8 and No. 333-278526 on Form F-3 of our reports dated March 27, 2025, with respect to the consolidated financial statements of EDAP TMS S.A. and subsidiaries, and the effectiveness of internal control over financial reporting.

Lyon, March 27, 2025

KPMG S.A.

Stephane Gabriel Devin

Partner